Exhibit 99.1
NEWS RELEASE
Quanex Announces Completion of Spin-off and Merger
Houston, Texas, April 23, 2008 — Quanex Corporation (NYSE:NX), an industry-leading manufacturer of value-added engineered materials and components for the vehicular products and building products markets, announced today the completion of the spin-off of its Building Products business to its stockholders and the subsequent merger of Quanex with a subsidiary of Gerdau S.A. In the spin-off, Quanex stockholders received one share of Quanex Building Products Corporation (NYSE:NX) for each share of Quanex Corporation owned on the record date of April 23, 2008. For the merger consideration, shareholders of record received $39.20 per share.
Statements that use the words “expect,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company’s future performance, please refer to the Company’s most recent 10-K filing (December 14, 2007) under the Securities Exchange Act of 1934, in particular the section titled, “Private Securities Litigation Reform Act” contained therein.
Financial Contact: Jeff Galow, 713/877-5327
Media Contact: Valerie Calvert, 713/877-5305
For additional information, visit the Company’s website at www.quanex.com.
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